Exhibit (c)(vi)

 Project Kona  Special Committee materials  November 4, 2025  DRAFT  All numbers and references herein are highly preliminary and subject to material refinement  Exhibit (c)(vi)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Kona’s valuation at various stock prices  Sources: Company filings, FactSet (as of November 3, 2025), Kona Management, 9+3 LTP  Notes:  Transaction assumed to occur after November 15, 2025 with current capital structure  Unaffected date as of December 18, 2024, day prior to Samoa’s initial amended 13D filing  FDSO includes 17.5m common shares and 1.6m RSUs as of October 6, 2025, per Kona Management  Net debt of $282m as of September 30, 2025  Inclusive of preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest  and value of 2.4m warrants  Additional payment in the event of a change of control comprised of the remaining coupons to maturity and accrued interest on the $120m in backstop notes, as of November 16, 2025  Implied valuation at various prices1  8  Ilustrative share price ($)  $3.98  $1.17  $5.00  $6.00  $7.00  $8.00  $9.00  $10.00  Implied premia to:  Current (November 3, 2025)  $3.98  -  (71%)  26%  51%  76%  101%  126%  151%  Unaffected  $1.17  240%  -  327%  413%  498%  584%  669%  755%  1-month VWAP  $3.29  21%  (64%)  52%  82%  113%  143%  173%  204%  3-month VWAP  $2.86  39%  (59%)  75%  110%  144%  179%  214%  249%  6-month VWAP  $2.71  47%  (57%)  85%  122%  158%  195%  232%  269%  52-week high  $4.88  (18%)  (76%)  2%  23%  43%  64%  84%  105%  52-week low  $1.10  262%  6%  355%  445%  536%  627%  718%  809%  (x) Fully diluted shares outstanding (m)3  19  19  19  19  19  19  19  19  Implied equity value (excl. Samoa warrants)  $76  $22  $96  $115  $134  $153  $172  $191  (+) Net debt4  $282  $282  $282  $282  $282  $282  $282  $282  (+) Returned capital to Samoa5  275  275  275  275  275  275  275  275  Implied enterprise value  $633  $580  $653  $672  $691  $710  $729  $749  Memo: implied EV premium  -  (8.5%)  3.1%  6.1%  9.1%  12.1%  15.2%  18.2%  Memo: mandatory redemption of backstop notes 6  $20  $20  $20  $20  $20  $20  $20  $20  Implied multiples:  EV / Adj. EBITDA  LTM (September 30, 2025)  $60  10.6x  9.7x  10.9x  11.3x  11.6x  11.9x  12.2x  12.5x  25E  $63  10.1x  9.2x  10.4x  10.7x  11.0x  11.3x  11.6x  11.9x  26E  $63  10.0x  9.2x  10.3x  10.6x  10.9x  11.3x  11.6x  11.9x  $m, unless noted  2   Current Unaffected Initial offer